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                 CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                      Supplement dated January 2, 1997 to
                         Prospectus dated May 6, 1996

The Cordell W. Hull & Susan R. Hull 1990 Family Trust shall be deemed a selling shareholder under the Prospectus dated May 6, 1996, and Cordell Hull, in his individual capacity, shall no longer be deemed a selling shareholder under such Prospectus.

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                 CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                     Supplement dated January 21, 1997 to
                         Prospectus dated May 6, 1996

The Frederick J. Bailey Trust shall be deemed a selling shareholder under the Prospectus dated May 6, 1996, and Frederick
J. Bailey IRA shall no longer be deemed a selling shareholder under such Prospectus.